Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-278973, 333-266172) and S-8 (No. 333-273547, 333-258391, No. 333-233035, No. 333-218747, No. 333-197952) of LendingTree, Inc. of our report dated March 6, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 6, 2025